April 8, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Bi-Optic Ventures Inc. (copy attached), which were filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Bi-Optic Ventures Inc. dated April 8, 2011. We agree with the statements concerning our Firm in Item 4.01 of such Form 8-K.

Yours truly,

MANNING ELLIOTT LLP

/s/ “Manning Elliott LLP”

Chartered Accountants

Vancouver, Canada